UNITED  STATES

SECURITIES  AND  EXCHANGE  COMMISSION

Washington, D.C. 20549

AMENDED

FORM  8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 25, 2002         .

                  Jewett-Cameron Trading Company Ltd               .

(Exact name of registrant as specified in its charter)

British Columbia

0-19954

N/A

(State or other jurisdiction

(Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

     32275 NW Hillcrest Street, North Plains, Oregon 97133     .

Registrant’s telephone number, including area code    (503) 647-0110    .

_______________________________________________________

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On February 25, 2002, Jewett-Cameron Lumber Corporation, a wholly-owned subsidiary of the registrant entered into an agreement with Greenwood Forest Products, Inc., of Portland, Oregon, to acquire the business and certain assets of Greenwood Forest Products on or about March 1, 2002.  Mr. Donald Boone, president of registrant has been a director of Greenwood Forest Products, Inc., for the past 5 years.

The assets being acquired consist of nearly $7 million of inventory (at year end) which will be purchased in eight installments over the next two years for a price equal to the seller’s cost plus 2%; furnishings, equipment and supplies are being purchased for $260 thousand, payable at closing; and a license to use all of the intangible assets of the seller for a five year term, with an option to purchase for a nominal amount at the end of the term, is being acquired for $1 thousand, payable at closing.  The initial acquisition price is being paid from the working capital of registrant, and the inventory purchases are expected to be made from working capital and working capital loans.

The business of Greenwood Forest Products has been the processing and distribution of industrial wood and other specialty building products, principally to original equipment manufacturers.  Greenwood Products, Inc., a newly organized Oregon corporation and wholly-owned subsidiary of Jewett-Cameron Lumber Corporation will continue the acquired business.  Mr. Cary Dovenberg, former president of Greenwood Forest Products, will be the president and chief executive officer of the new company.

Item 7.  Financial Statements and Exhibits.

The financial statements of Greenwood Forest Products, Inc., and pro forma financial information are attached hereto.

The Acquisition Agreement was filed with Registrant’s Form 10-Q for the quarter ended May 31, 2002.

GREENWOOD FOREST PRODUCTS, INC.

FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

 DAVIDSON & COMPANY     Chartered Accountants          A Partnership of Incorporated Professionals

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Directors of

Greenwood Forest Products, Inc.

We have audited the balance sheets of Greenwood Forest Products, Inc. (an S Corporation) as at December 31, 2001 and 2000 and the statements of operations, stockholders’ equity and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards.  Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended, in accordance with United States generally accepted accounting principles.

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

June 28, 2002

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172

GREENWOOD FOREST PRODUCTS, INC.

BALANCE SHEETS

(Expressed in U.S. Dollars)

AS AT DECEMBER 31

	2001	2000

ASSETS

Current
Cash	$ 1,126,001	$ 200,785
Trade accounts receivable	3,627,165	3,391,805
Notes receivable	167,476	126,368
Inventories (Note 3)	6,911,989	7,553,239
Prepaid expenses	110,080	79,539

Total current assets	11,942,711	11,351,736

Capital assets (Note 4)	242,717	269,903

Notes receivable (Note 5)	96,473	118,530

Deposit	14,300	14,300

Cash surrender value of officers' life insurance, ($1,850,000 face value)	336,249	279,748

Total other assets	447,022	412,578

Total assets	$ 12,632,450	$ 12,034,217

 - Continued -

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

BALANCE SHEETS

(Expressed in U.S. Dollars)

AS AT DECEMBER 31

		2001	2000

Cont'd…

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Bank overdraft		$ 807,832	$ 829,436
Bank line of credit (Note 6)		4,000,000	3,500,000
Trade accounts payable		1,123,611	704,248
Accrued commissions, payroll and payroll taxes		1,168,729	1,338,132
Accrued pension plan contributions		43,283	187,772
Accrued warranty reserve (Note 8)		40,000	75,675
Current portion of long-term debt		116,130	116,130
Notes payable to officers (Note 11)		505,666	237,454

Total current liabilities		7,805,251	6,988,847

Long term debt, net of current portion (Note 7)		245,731	372,787

Stockholders' equity
Capital stock (Note 9)
Authorized
100,000	common shares, without par value	34,765	34,765

Issued
63,025	(2000 – 63,025) common shares
Additional paid-in capital		46,033	46,033
Retained earnings		4,500,670	4,591,785

Total stockholders' equity		4,581,468	4,672,583

Total liabilities and stockholders' equity		$ 12,632,450	$ 12,034,217

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

STATEMENTS OF OPERATIONS

(Expressed in U.S. Dollars)

YEAR ENDED DECEMBER 31

	2001	2000

SALES	$ 42,081,173	$ 48,148,324

COST OF SALES	36,299,649	41,288,897

GROSS PROFIT	5,781,524	6,859,427

OPERATING EXPENSES
Selling, general and administrative expenses	1,651,281	2,004,852
Wages and benefits	3,905,455	4,079,993

	5,556,736	6,084,845

Operating income	224,788	774,582

OTHER ITEMS
Interest expense	(314,512)	(400,150)
Interest income	76,998	25,995
Loss on disposal of equipment	(4,754)	(7,358)

	(242,268)	(381,513)

Net income (loss) for the year	$ (17,480)	$ 393,069

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

(Expressed in U.S. Dollars)

YEAR ENDED DECEMBER 31

	Common Stock
	Number of Shares	Amount	Additional Paid-In Capital	Retained Earnings	Total

Balance, January 1, 2000	70,550	$ 36,136	$ 46,033	$ 5,224,870	$ 5,307,039

Common stock repurchased	(7,525)	(1,371)	-	(581,214)	(582,585)
Net income for the year	-	-	-	393,069	393,069
Distributions to stockholders	-	-	-	(444,940)	(444,940)

Balance, December 31, 2000	63,025	34,765	46,033	4,591,785	4,672,583

Net loss for the year	-	-	-	(17,480)	(17,480)
Distributions to stockholders	-	-	-	(73,635)	(73,635)

Balance, December 31, 2001	63,025	$ 34,765	$ 46,033	$ 4,500,670	$ 4,581,468

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

YEAR ENDED DECEMBER 31

	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$ (17,480)	$ 393,069
Items not involving cash:
Depreciation	92,427	99,229
Loss on disposal of assets	4,754	7,358

Net change in non-cash working capital items:
(Increase) decrease in accounts receivable	(235,360)	381,191
Increase in note receivable	(19,051)	(35,528)
(Increase) decrease in inventory	641,250	(291,223)
Increase in prepaid expense	(30,541)	(17,093)
Increase in cash surrender value of officers' life insurance	(56,501)	(38,079)
Decrease in accrued interest payable	(10,926)	-
Increase (decrease) in accounts payable	419,363	(279,239)
Increase (decrease) in accrued expense	(349,567)	753,682

Net cash provided by operating activities	438,368	973,367

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets	(85,995)	(107,697)
Proceeds from sale of capital assets	16,000	26,610

Net cash used in investing activities	(69,995)	(81,087)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of company stock	-	(93,668)
Payment on long-term debt	(116,130)	-
Net proceeds on short-term borrowing with stockholders	268,212	12,398
Net proceeds (repayment) on short-term bank borrowings under a line of credit	500,000	(500,000)
Distribution to shareholders	(73,635)	(444,940)

Net cash provided by (used in) financing activities	578,447	(1,026,210)

- Continued -

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

YEAR ENDED DECEMBER 31

	2001	2000

Continued…

Change in cash and cash equivalents	946,820	(133,930)

Cash and cash equivalents, beginning of year	(628,651)	(494,721)

Cash and cash equivalents, end of year	$ 318,169	$ (628,651)

Cash and cash equivalents comprised of:
Cash	$ 1,126,001	$ 200,785
Bank overdraft	(807,832)	(829,436)

	$ 318,169	$ (628,651)

Supplemental disclosures with respect to cash flows (Note 15)

The accompanying notes are an integral part of these financial statements.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

1.

NATURE OF OPERATIONS

The Company was incorporated under the State of Oregon on February 7, 1977.

The Company operates out of facilities located in Portland, Oregon and is in the business of processing and distributing industrial wood and other specialty building products, principally to original equipment manufacturers and the scaffolding industry located across the United States.

2.

SIGNIFICANT ACCOUNTING POLICIES

Generally accepted accounting principles

These financial statements have been prepared in accordance with generally accepted accounting principles of the United States of America.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue from the sales of industrial wood and other specialty building products, when the products are shipped and the ultimate collection is reasonably assured.

Cash and cash equivalents

The Company considers all investments with a maturity of three months or less to be cash equivalents.  At December 31, 2001 and 2000, cash deposits exceed federally insured limits by approximately $1,026,000 and $101,000, respectively.

Income taxes

The Company, with the consent of its stockholders, has elected under the Internal Revenue Code and similar state law to be taxed as an S Corporation. The stockholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Certain specific deductions and credits flow through the Company to its stockholders.

The Company pays, on behalf of its stockholders, the taxes arising from their proportionate share of the Company’s taxable income. For the years ended December 31, 2001 and 2000, the Company paid $73,635 and $444,940 respectively.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Stock compensation plan

The Company has a Stock Option Plan ("Plan") under which key employees may be granted options to purchase shares of the Company’s authorized but unissued common stock. The maximum number of shares of the Company’s common stock available for issuance under the Plan is 1,890 shares. As of December 31, 2001 and 2000, the maximum number of shares available for future grants under the Plan remains at 1,890 shares. Under the Plan, the option exercise price is equal to or greater than the fair market value of the Company’s common stock at the date of grant. Options will expire no later than 10 years from the grant date. For any shareholder holding more than ten percent of the total common shares, options will expire no later than 5 years from the grant date.  Proceeds received by the Company from exercises of stock options are credited to common stock and additional paid-in capital. As of December 31, 2001 and 2000, there are no options outstanding.  For the years ended December 31, 2001 and 2000, no options have been granted or exercised.

Inventories

Inventories are recorded at the lower of cost, based on the average cost method and net realizable value.

Capital assets and depreciation

Capital assets are recorded at cost and the Company provides for depreciation over the estimated life of each asset on a straight-line basis over the following periods:

Office equipment	5-7 years
Leasehold improvements	7 years
Vehicles	4 years

Foreign exchange

The Company's functional currency for all operations worldwide is the U.S. dollar.  Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Income statement accounts are translated at average rates for the year.  Gains and losses from translation of foreign currency transactions are included in current results of operations.

Financial instruments

The Company's financial instruments consists of cash and cash equivalents, trade accounts receivable, notes receivable, deposits, cash surrender value of officers’ life insurance, bank overdraft, line of credit, trade accounts payable, accrued commissions, payroll and payroll taxes, accrued pension plan contributions, accrued warranty reserve, long term debt, and notes payable to officers.  Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.  The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

2.

SIGNIFICANT ACCOUNTING POLICIES (cont'd...)

Recent accounting pronouncements

Effective June 1, 2001, the Company adopted the SEC's Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," ("SAB 101").  SAB 101 provides guidance related to revenue recognition.

In July 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all future business combinations and specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 will also require that intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 121. The Company has adopted the provisions of SFAS 141 and SFAS 142 as of July 1, 2001.

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143") "Accounting for Asset Retirement Obligations" that records the fair value of the liability for closure and removal costs associated with the legal obligations upon retirement or removal of any tangible long-lived assets.  The initial recognition of the liability will be capitalized as part of the asset cost and depreciated over its estimated useful life.  SFAS 143 is required to be adopted effective January 1, 2003.

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144") "Accounting for the Impairment or Disposal of Long-Lived Assets" that supersedes Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."  SFAS 144 is required to be adopted effective January 1, 2002.

The adoption of these new pronouncements is not expected to have a material effect on the Company's financial position or results of operations.

3.

INVENTORIES

The Company's inventories primarily consist of industrial grade plywood in treated and untreated forms, and laminated veneer lumber.  The majority of inventories is directed towards a customer base that are original equipment manufacturers and towards the scaffolding industry.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

4.

CAPITAL  ASSETS

	2001	2000

Office equipment	$ 391,646	$ 382,877
Leasehold improvements	12,031	12,031
Vehicles	253,928	254,463

	657,605	649,371
Accumulated depreciation	(414,888)	(379,468)

Net book value	$ 242,717	$ 269,903

In the event facts and circumstances indicate that the carrying amount of an asset may not be recoverable and an estimate of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss will be recognized. Management's estimates of revenues, operating expenses, and operating capital are subject to certain risks and uncertainties which may affect the recoverability of the Company's investments.  Although management has made its best estimate of these factors based on current conditions, it is possible that changes could occur which could adversely affect management's estimate of the net cash flow expected to be generated from its operations.

5.

NOTES RECEIVABLE

The Company has entered into various agreements with manufacturers of the Company’s products to finance equipment required in the manufacturing process.  The manufacturers have repayment terms related to the quantity of manufactured product purchased by the Company each month.

6.

BANK LINE OF CREDIT

The Company’s line of credit has a maximum borrowing limit of $6,000,000 for the years ending December 31, 2001 and 2000.  Interest is calculated at either the prime rate or the libor rate plus 200 basis points.  The line of credit is collateralized by receivables and inventories.

7.

LONG TERM DEBT

Long term debt consists of a note payable to a former stockholder relating to the redemption of stock, with interest at 2% below prime.  The note is secured by stock of the Company.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

7.

LONG TERM DEBT (cont'd…)

Future maturities are as follows:

2002

$

116,130

2003

116,130

2004

116,130

2005

13,471

361,861

Less current portion

(116,130)

$

245,731

8.

ACCRUED WARRANTY RESERVE

The Company uses the reserve method for accounting for warranty claims.  Reserve claims are estimates based on historical reserve expenses.  The balances in the reserve account at December 31, 2001 and 2000 were $40,000 and $75,675, respectively.

9.

CAPITAL STOCK

Holders of common stock are entitled to one vote for each share held.  There are no restrictions that limit the Company's ability to pay dividends on its common stock.

Stock purchase agreement

The Company, existing shareholders, and certain employees have entered into a stock purchase agreement whereby qualified employees may purchase shares of the Company’s outstanding common stock from the Company or from existing stockholders at values based on the book value of the Company, with certain adjustments, as to the last year end.  Additionally, the agreement restricts the sale of stock to other than the Company and/or employees covered by the agreement.  All of the Company’s authorized shares of common stock were subject to this agreement.

10.

PENSION AND PROFIT-SHARING PLANS

The Company has a profit-sharing plan covering all employees with at least one year of service.  Profit-sharing plan contributions are discretionary and are determined by the Company’s Board of Directors.  Additionally, the Company has a deferred compensation 401(k) plan for all employees with at least six months of service.  The Company matches all 401(k) contributions for support staff employees.  For the years ended December 31, 2001 and 2000, the contributions to the pension and profit sharing plan were $32,783 and $172,477, respectively.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

11.

NOTES PAYABLE TO OFFICERS

As of December 31, 2001 and 2000, the amounts due to the company’s stockholders are as follows:

	2001	2000

Notes payable to officers	$ 505,666	$ 237,454

The Notes are unsecured, payable on demand, and bear interest at prime plus 2%.  For the years ended December 31, 2001 and 2000, interest expense in the amount of $42,669 and $30,762, respectively, are included in the Company’s results of operations.

The amounts charged to the Company for the notes provided have been determined by negotiation among the parties, and are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

12.

CONTINGENT LIABILITIES AND COMMITMENTS

a)

The Company leases office premises pursuant to an operating lease which expires in 2005.  For the years ended, December 31, 2001 and 2000, rental expense was $153,367 and $172,477, respectively.

Future minimum annual lease payments are as follows:

2002	$ 163,332
2003	170,911
2004	171,600
2005	14,300

b)

At December 31, 2001 and 2000, the Company had an un-utilized line-of-credit of approximately $2,000,000 and $2,500,000, respectively.

13.

SEGMENTED INFORMATION

The Company, after reviewing its reporting system, has determined that it operates in one reporting segment, that being a wholesaler of lumber and plywood projects.  The Company's sales and operations are conducted throughout the United States.

During 2001, the Company made sales of $4,958,048 to a customer which was in excess of 10% of total sales for the year.

During 2000, the Company made sales of $9,498,822 to a customer which was in excess of 10% of total sales for the year.

GREENWOOD FOREST PRODUCTS, INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

DECEMBER 31, 2001

14.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable.  The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure with any one institution.  The Company controls credit risk through credit approvals, credit limits, and monitoring procedures.  The Company performs credit evaluations of its commercial customers but generally does not require collateral to support accounts receivable.

15.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	2001	2000

Cash paid during the year for:
Interest	$ 314,512	$ 400,150

There were no significant non-cash transactions for the year ended December 31, 2001.

In 2000, $582,585 of common stock was repurchased and cancelled with proceeds from notes payable.

16.

SUBSEQUENT EVENT

On March 1, 2002 the Company entered into an agreement with Jewett Cameron Trading Company. (“Jewett”), whereby Jewett will acquire certain assets of the Company.  The assets being acquired consist of nearly $7 million of inventory, purchased in seven installments over the next two years for a price equal to the Company’s cost plus 2%; furnishings, equipment and supplies for $260,000 payable at closing (received); and a license to use all of the intangible assets of the Company for a five year term, with an option to purchase the intangible assets for a nominal amount of $1,000, payable at closing (received).  To date, the Company has received the first installment for the purchase of inventory in the amount of $729,098.

Jewett operates as a wholesaler of lumber and building materials to home improvement centers located primarily in the Pacific and Rocky Mountain regions of the United States, as an importer and distributor of pneumatic air tools and industrial clamps throughout the United States, and as a processor and distributor of agricultural seeds in the United States.

JEWETT-CAMERON TRADING COMPANY LTD.

UNAUDITED PRO-FORMA

FINANCIAL STATEMENTS

MAY 31, 2002

UNAUDITED PRO-FORMA FINANCIAL STATEMENTS

INTRODUCTION

Jewett-Cameron Trading Company Ltd.

The accompanying unaudited pro-forma financial statements reflect the financial position of Jewett-Cameron Trading Company Ltd. ("Jewett") as of May 31, 2002, and the results of its operations for the nine months ended May 31, 2002 and for the twelve months ended August 31, 2001 after giving effect to the purchase of the assets of Greenwood Forest Products Inc. ("Greenwood") by Jewett as described further below. The unaudited pro-forma balance sheet is based on the historical balance sheet of Greenwood and gives effect to the purchase of Greenwood's assets by Jewett as if it happened on May 31, 2002.  The unaudited pro-forma statements of operations for the nine months ended May 31, 2002 and the unaudited pro-forma statement of operations for the twelve months ended August 31, 2001 gives effect to the purchase of Greenwood's assets by Jewett as if it had occurred on September 1, 2000.

The pro-forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the purchase of assets.  The pro-forma adjustments do not include any adjustments to historical sales for any future price changes nor any adjustments to selling and marketing expenses for any future operating changes.

On March 1, 2002 Jewett entered into an agreement for the acquisition of Greenwood’s assets.  For accounting purposes, the purchase has been treated as a purchase of a business with Jewett as the acquirer.  In connection with the purchase, Jewett is acquiring Greenwood’s inventory, furnishings, equipment, supplies and a license to use all of the intangible assets of the seller.  Jewett has paid $729,098 for the first installment of inventory, $260,000 for furnishing, equipment and supplies, and $1,000 for Greenwood’s intangible assets which are already reflected in Jewett's balance sheet as at May 31, 2002.  Jewett has the obligation over the next two years to complete the purchase of Greenwood’s remaining inventory.

JEWETT-CAMERON TRADING COMPANY LTD.

UNAUDITED PRO-FORMA BALANCE SHEET

AS AT MAY 31, 2002

	Jewett- Cameron Trading Company Ltd.	Greenwood Forest Products Inc.	Pro-Forma Adjustments		Pro-Forma Balance Sheet
	(Unaudited)	(Unaudited)
	(A)	(B)
ASSETS

Current
Cash and cash equivalents	$ 321,452	$ 500,809	$ (500,809)		$ 321,452
Accounts receivable	6,809,091	2,922,975	(2,922,975)		6,809,091
Inventory	3,604,586	6,560,106	-		10,164,692
Prepaid expenses	161,511	19,730	(19,730)		161,511
Other current assets	-	252,722	(252,722)		-

Total current assets	10,896,640	10,256,342	(3,696,236)		17,456,746
Capital assets	2,931,962	74,358	(74,358)		2,931,962
Deferred income taxes	184,300	-	-		184,300
Deposit	14,400	-	-		14,400
Officers life insurance	-	336,249	(336,249)		-

Total assets	$ 14,027,302	$ 10,666,949	$ (4,106,843)		$ 20,587,408

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current
Bank indebtedness	$ 2,964,652	$ 2,500,000	$ (2,500,000)		$ 2,964,652
Accounts payable and accrued liabilities	3,983,714	3,069,643	(3,069,643)		3,983,714
Notes payable - stockholders	-	239,502	(239,502)		-

Total current liabilities	6,948,366	5,809,145	(5,809,145)		6,948,366
Long-term debt	-	-	6,560,106	(C)	6,560,106

Total liabilities	6,948,366	5,809,145	750,961		13,508,472

Stockholders’ equity
Capital stock	1,836,259	34,765	(34,765)	(C)	1,836,259
Additional paid-in capital	602,587	46,033	(46,033)	(C)	602,587
Retained earnings	5,309,224	4,777,006	(4,777,006)	(C)	5,309,224
Less: Treasury stock	(669,134)	-	-		(669,134)

	7,078,936	4,857,804	(4,857,804)		7,078,936

Total liabilities and stockholders’ equity	$ 14,027,302	$ 10,666,949	$ (4,106,843)		$ 20,587,408

The unaudited pro-forma balance sheet at May 31, 2002 gives effect to the financial position of Jewett as if the purchase of Greenwood's assets by Jewett occurred on May 31, 2002.

JEWETT-CAMERON TRADING COMPANY LTD.

PRO-FORMA ADJUSTMENTS FOR THE UNAUDITED PRO-FORMA BALANCE SHEET

AS AT MAY 31, 2002

(A)

Represents the unaudited historical balance sheet of Jewett-Cameron Trading Company Ltd. ("Jewett") (the purchaser for accounting purposes) as of May 31, 2002.

(B)

Represents the unaudited historical balance sheet of Greenwood Forest Products Inc. ("Greenwood") as of May 31, 2002.

(A)

Represents the elimination of balance sheet accounts of Greenwood not acquired by Jewett, as well as the elimination of Greenwood's shareholders' equity accounts.

JEWETT-CAMERON TRADING COMPANY LTD.

UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS

NINE MONTH PERIOD ENDED MAY 31, 2002

	Jewett- Cameron Trading Company Ltd.	Greenwood Forest Products Inc.	Pro-forma Adjustments	Pro-Forma Combined May 31, 2002
	(Unaudited)	(Unaudited)
	(A)	(B)

SALES	$ 27,118,392	$ 35,769,788	$ -	$ 62,888,180
COST OF SALES	22,538,306	32,200,883	-	54,739,189

GROSS PROFIT	4,580,086	3,568,905	-	8,148,991

EXPENSES
Selling, general and administrative	1,257,393	964,510	-	2,221,903
Wages and benefits	2,550,666	2,192,210	-	4,742,876

	3,808,059	3,156,720	-	6,964,779

Net income before other items	772,027	412,185	-	1,184,212

OTHER ITEMS
Interest and other income	491	66,015	-	66,506
Interest expense	(20,360)	(155,978)	-	(176,338)
Loss on disposal of equipment	-	(1,557)	-	(1,557)

	(19,869)	(91,520)	-	(111,389)

Income before income taxes	752,158	320,665		1,072,823

Income tax expense	(260,600)	-	(c) (109,006)	(369,606)

Net income for the period	$ 491,558	$ 320,665	$ (109,006)	$ 703,217

Basic earnings per share	$ 0.51	$ -	$ -	$ 0.73

Diluted earnings per share	$ 0.48	$ -	$ -	$ 0.69

Weighted average number of common shares outstanding:
Basic	966,615	-	-	966,615
Diluted	1,016,478	-	-	1,016,478

The unaudited pro-forma statement of operations for the nine months ended May 31, 2002 gives effect to the consolidated results of operations for the nine months ended May 31, 2002 as if the purchase of Greenwood's assets by Jewett occurred on September 1, 2000.

PRO-FORMA ADJUSTMENTS FOR THE UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS FOR THE NINE MONTH PERIOD ENDED MAY 31, 2002 ARE AS FOLLOWS:

(A)

Represents the unaudited historical results of operations of Jewett for the nine month period from September 1, 2001 through to May 31, 2002.

(B)

Represents the unaudited historical results of operations of Greenwood for the nine month period from September 30, 2001 through May 31, 2002.

(C)

Represents income tax accrued at the expected statutory tax rate.

JEWETT-CAMERON TRADING COMPANY LTD.

UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS

TWELVE MONTH PERIOD ENDED AUGUST 31, 2001

	Jewett- Cameron Trading Company Ltd.	Greenwood Forest Products Inc.	Pro-forma Adjustments	Pro-Forma Combined August 31, 2001
	(Unaudited)	(Unaudited)
	(A)	(B)

REVENUE	$ 22,112,954	$ 41,589,883	$ -	$ 63,702,837
COST OF SALES	17,880,550	35,543,049	-	53,423,599

GROSS PROFIT	4,232,404	6,046,834	-	10,279,238

EXPENSES
Selling, general and administrative	1,357,577	2,281,063	-	3,638,640
Wages and benefits	2,129,468	3,583,163	-	5,712,631

	3,487,045	5,864,226	-	9,351,271

Net income before other items	745,359	182,608	-	927,967

OTHER ITEMS
Interest and other income	14,002	22,713	-	36,615
Interest expense	(124,200)	(280,043)	-	(404,243)
Loss on disposal of equipment	-	(3,764)	-	(3,764)

	(110,198)	(261,094)	-	(371,292)

Income (loss) before income taxes	635,161	(78,486)	-	556,675

Income tax recovery	77,035	-	-	77,035

Net income (loss) for the period	$ 712,196	$ (78,486)	$ -	$ 633,710

Basic earnings per share	$ 0.51	$ -	$ -	$ 0.64

Diluted earnings per share	$ 0.48	$ -	$ -	$ 0.62

Weighted average number of common shares outstanding:
Basic	988,681	-	-	988,681
Diluted	1,023,421	-	-	1,023,421

The unaudited pro-forma statement of operations for the twelve months ended August 31, 2001 gives effect to the consolidated results of operations for the twelve months ended August 31, 2001 as if the purchase of Greenwood by Jewett occurred on September 1, 2000.

PRO-FORMA ADJUSTMENTS FOR THE UNAUDITED PRO-FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED AUGUST 31, 2001 ARE AS FOLLOWS:

(A)

Represents the unaudited historical results of operations of Jewett for the year ended August 31, 2001.

(B)

Represents the unaudited historical results of operations of Greenwood for the twelve month period from September 1, 2000 through August 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

     Jewett-Cameron Trading Company Ltd.

(Registrant)

/s/ Donald Boone

Date ___September 30, 2002

___________________________________

Donald Boone, President